Exhibit 2

POWER OF ATTORNEY

We, the undersigned officers of GMO Series Trust, a Massachusetts business trust, hereby severally constitute and appoint each of Douglas Y. Charton, Kevin O’Brien and Gregory L. Pottle singly, our true and lawful attorney, with full power to him/her to sign for each of us, and in each of our names and in the capacities indicated below, the Registration Statement of GMO Series Trust on Form N-1A and any and all amendments thereto (including pre- and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof. This document supersedes and revokes any prior Power of Attorney executed by any of us in our capacities as officer of GMO Series Trust.

Witness each of our hands on the date set forth below.

Signature	Title	Date

/s/ Sheppard N. Burnett	President; Chief Executive Officer;	June 16, 2016
Sheppard N. Burnett	Principal Executive Officer

/s/ Carly Cushman Carly Cushman	Treasurer; Chief Financial Officer; Chief Accounting Officer; Principal Financial and Accounting Officer	June 16, 2016